Exhibit 10.38

SCHEDULE B

TRADE NOTIFICATION

To:	Aspen Insurance Holdings Limited Maxwell Roberts Building 1 Church Street Hamilton, HM 11 Bermuda
From:	Goldman, Sachs & Co.
Subject:	Collared Accelerated Stock Buyback
Ref. No:	SDB1623687640
Date:	January 17, 2007

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman, Sachs & Co. (‘‘GS&Co.’’) and Aspen Insurance Holdings Limited (‘‘Counterparty’’) (together, the ‘‘Contracting Parties’’) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of December 21, 2006 (the ‘‘Supplemental Confirmation’’) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of December 21, 2006 (the ‘‘Master Confirmation’’) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Trade Notification except as expressly modified below.

Trade Date:	December 21, 2006

Hedge Completion Date:	January 17, 2007

Scheduled Termination Date:	April 17, 2007

First Acceleration Date:	February 20, 2007 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Hedge Period Reference Price:	USD26.2631

Minimum Shares:	1,565,751

Maximum Shares:	1,709,544

Yours sincerely, GOLDMAN, SACHS & CO. By: /s/ Debra Tageldein Authorized Signatory